Exhibit 99.1

HESS CORPORATION

HESS REPORTS ESTIMATED RESULTS FOR THE FOURTH QUARTER OF 2015

Fourth Quarter Highlights:

●

Adjusted net loss was $396 million or $1.40 per share compared to adjusted net income of $53 million or $0.18 per share in the prior-year quarter; lower realized selling prices reduced fourth quarter 2015 adjusted net income by approximately $420 million

●	Net loss was $1,821 million, including noncash impairment charges of $1,359 million after tax
●	Oil and gas production was 368,000 barrels of oil equivalent per day (boepd) compared to 362,000 boepd in the fourth quarter of 2014
●	E&P capital and exploratory expenditures were $943 million. Full year E&P capital and exploratory expenditures were $4.0 billion, down 25 percent from $5.3 billion in 2014
●	Year-end 2015 cash and cash equivalents totaled $2.7 billion
●

Year-end total proved reserves were 1,086 million barrels of oil equivalent (boe), down from 1,431 million boe in the prior year, primarily due to negative revisions to proved undeveloped reserves resulting from lower crude oil prices

2016 Guidance:

●	E&P capital and exploratory expenditures are expected to be $2.4 billion, down 40 percent from 2015 E&P capital and exploratory expenditures
●	Oil and gas production is forecast to be in the range of 330,000 to 350,000 boepd compared to full year 2015 net production of 368,000 boepd, excluding Libya and asset sales

NEW YORK, January 27, 2016, — Hess Corporation (NYSE: HES) today reported an adjusted net loss, which excludes items affecting comparability, of $396 million or $1.40 per common share, for the fourth quarter of 2015 compared with adjusted net income of $53 million or $0.18 per share in the fourth quarter of 2014.  Lower realized selling prices reduced adjusted net income by approximately $420 million compared with the prior-year quarter.  On an unadjusted basis, the Corporation reported a net loss of $1,821 million for the fourth quarter of 2015 compared with a net loss of $8 million in the fourth quarter of last year. Fourth quarter 2015 results included noncash goodwill and other impairment related charges totaling $1,359 million after tax.

“We finished 2015 with one of the strongest balance sheets and liquidity positions among our E&P peers,” Chief Executive Officer John Hess said.  “Looking forward, our top priority is to continue to keep our balance sheet strong. Our 2016 capital and exploratory budget is 40 percent below our 2015 spend and we will continue to pursue further cost reductions. At the same time, we plan to continue to invest in future growth.”

After-tax income (loss) by major operating activity was as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	(unaudited)		(unaudited)
	2015	2014	2015	2014
	(In millions, except per share amounts)
Net Income (Loss) Attributable to Hess Corporation
Exploration and Production	$(1,713)	$83	$(2,717)	$2,086
Bakken Midstream	11	8	86	10
Corporate, Interest and Other	(111)	(96)	(377)	(404)
Net income (loss) from continuing operations	(1,813)	(5)	(3,008)	1,692
Discontinued operations	(8)	(3)	(48)	625
Net income (loss) attributable to Hess Corporation	$(1,821)	$(8)	$(3,056)	$2,317

Net income (loss) per share (diluted)	$(6.43)	$(0.03)	$(10.78)	$7.53

Adjusted Net Income (Loss) Attributable to Hess Corporation
Exploration and Production	$(328)	$138	$(866)	$1,544
Bakken Midstream	11	8	86	10
Corporate, Interest and Other	(79)	(93)	(333)	(330)
Adjusted net income (loss) from continuing operations	(396)	53	(1,113)	1,224
Discontinued operations	—	—	—	84
Adjusted net income (loss) attributable to Hess Corporation	$(396)	$53	$(1,113)	$1,308

Adjusted net income (loss) per share (diluted)	$(1.40)	$0.18	$(3.93)	$4.25

Weighted average number of shares (diluted)	283.2	289.0	283.6	307.7

Exploration and Production:

The Exploration and Production adjusted net loss in the fourth quarter of 2015 was $328 million compared with adjusted net income of $138 million in the fourth quarter of 2014. On an unadjusted basis, Exploration and Production had a net loss of $1,713 million in the fourth quarter of 2015, compared with net income of $83 million in the fourth quarter of 2014.

The Corporation’s average worldwide crude oil selling price, including the effect of hedging, was down 42 percent to $43.73 per barrel in the fourth quarter of 2015 from $75.34 per barrel in the fourth quarter of 2014.  The average worldwide natural gas liquids selling price was $9.61 per barrel, down from $22.37 per barrel in the year-ago quarter while the average worldwide natural gas selling price was $3.44 per mcf in the fourth quarter of 2015 compared with $5.24 per mcf in the fourth quarter a year ago.

Excluding production from assets sold and Libya, pro forma net production in the fourth quarter of 2015 was 358,000 boepd, up 4 percent from 343,000 boepd in the fourth quarter of 2014.  Production growth at the Utica shale play (17,000 boepd), the Bakken shale play (7,000 boepd) and the Gulf of Mexico (5,000 boepd) was offset by lower production from the Joint Development area of Malaysia/Thailand (10,000 boepd) and Denmark (5,000 boepd).  Our Algeria operations, which had production of 10,000 boepd in the fourth quarter of 2015 (9,000 boepd in the fourth quarter of 2014) were sold in December.  The Corporation expects 2016 net production, excluding Libya, to average between 330,000 boepd and 350,000 boepd compared with 2015 net production of 368,000 boepd, excluding Libya and asset sales.

Oil and Gas Reserve Estimates:

Oil and gas proved reserves were 1,086 million barrels of oil equivalent (boe) at December 31, 2015, compared with 1,431 million boe at December 31, 2014. Lower crude oil prices and reduced drilling plans resulted in negative revisions to proved reserves of 282 million boe.  Proved reserve additions and other technical revisions added 84 million boe in 2015, primarily from Bakken drilling activity in 2015.  Proved developed reserves at December 31, 2015 were 795 million boe, up from 762 million boe at December 31, 2014.

Operational Highlights for the Fourth Quarter of 2015:

Bakken (Onshore U.S.):  Net production from the Bakken increased approximately 7 percent to 109,000 boepd from the prior-year quarter due to continued drilling activities. The Corporation brought 34 gross operated wells on production in the fourth quarter of 2015 increasing the year-to-date total to 219 wells. Drilling and completion costs per operated well averaged $5.1 million in the fourth quarter of 2015, down 28 percent from the year-ago quarter.

Utica (Onshore U.S.):  On the Corporation’s joint venture acreage, 8 wells were brought on production and net production averaged 30,000 boepd in the fourth quarter of 2015 compared with 13,000 boepd in the prior-year quarter.

Gulf of Mexico (Offshore U.S.):  Net production from the Gulf of Mexico was 72,000 boepd compared to 67,000 boepd in the prior-year quarter, with higher volumes from Tubular Bells, which totaled 17,000 boepd in the fourth quarter of 2015, being partially offset by lower production from the

Conger, Llano and Shenzi Fields.  Drilling at the ConocoPhillips operated Melmar exploration project (Hess 35 percent) in the Alaminos Canyon area of the Gulf of Mexico commenced in December.

North Malay Basin (Offshore Malaysia):  Development drilling commenced in December 2015 with full field development anticipated to be completed in 2017.

Guyana (Offshore):  On the Stabroek Block (Hess 30 percent), the operator, Esso Exploration and Production Guyana Limited, announced a significant oil discovery at the Liza #1 well in the second quarter of 2015.  The operator is currently in the process of acquiring approximately 17,000 square kilometers of 3D seismic on the block and is expected to commence drilling of the Liza #2 well in the first quarter of 2016.

Bakken Midstream:

The Corporation’s Bakken Midstream segment had net income of $11 million in the fourth quarter of 2015 compared to $8 million in the prior-year quarter.

Capital and Exploratory Expenditures:

Exploration and Production capital and exploratory expenditures were $943 million in the fourth quarter of 2015 down from $1,575 million in the prior-year quarter reflecting reduced activities primarily in the United States, Norway and Equatorial Guinea.  Full year 2016 E&P capital and exploratory expenditures are forecast to be $2.4 billion or 40 percent lower than 2015.

Bakken Midstream capital expenditures were $103 million in the fourth quarter of 2015 and $133 million in the year-ago quarter.  In 2016, the Bakken Midstream capital budget is $340 million up from full year 2015 capital expenditures of $296 million.

Liquidity:

Cash provided by operating activities was $623 million in the fourth quarter of 2015, compared with $1,074 million in the fourth quarter of 2014.  At December 31, 2015, cash and cash equivalents, excluding Bakken Midstream, were $2,713 million compared with $2,444 million at December 31, 2014.  Total debt, excluding Bakken Midstream, was $5,920 million at December 31, 2015 compared with $5,987 million at December 31, 2014.  The Corporation’s debt to capitalization ratio, excluding Bakken Midstream, at December 31, 2015 was 24.4 percent. The debt to capitalization ratio at December 31, 2014 was 21.2 percent.

Items Affecting Comparability of Earnings Between Periods:

The following table reflects the total after‑tax income (expense) of items affecting comparability of earnings between periods:

	Three Months Ended		Year Ended
	December 31,		December 31,
	(unaudited)		(unaudited)
	2015	2014	2015	2014
	(In millions)
Exploration and Production	$(1,385)	$(55)	$(1,851)	$542
Bakken Midstream	—	—	—	—
Corporate, Interest and Other	(32)	(3)	(44)	(74)
Discontinued operations	(8)	(3)	(48)	541
Total items affecting comparability of earnings between periods	$(1,425)	$(61)	$(1,943)	$1,009

Fourth quarter 2015 Exploration and Production results contained noncash charges of $1,359 million resulting from the low commodity price environment, including a nontaxable goodwill impairment charge related to the E&P segment of $1,098 million that was allocated in our financial results to U.S. and international operations. In addition, exploration costs include charges totaling $178 million after tax ($271 million pre tax) for the write-off of previously capitalized gas wells in Ghana, three previously capitalized wells in Australia that are not included in the most recent development concept, and the impairment of certain leasehold costs in the Gulf of Mexico.  The Corporation also recognized an asset impairment charge of $83 million after tax ($133 million pre tax) associated with our legacy conventional assets in North Dakota.

Corporate, Interest and Other fourth quarter results include after tax charges of $41 million ($66 million pre tax) for the Corporation’s estimated liability resulting from Hovensa LLC’s bankruptcy settlement.

Reconciliation of U.S. GAAP to Non-GAAP measures:

The following table reconciles reported net income (loss) attributable to Hess Corporation and adjusted net income (loss):

	Three Months Ended		Year Ended
	December 31,		December 31,
	(unaudited)		(unaudited)
	2015	2014	2015	2014
	(In millions)
Net income (loss) attributable to Hess Corporation	$(1,821)	$(8)	$(3,056)	$2,317
Less: Total items affecting comparability of earnings between periods	(1,425)	(61)	(1,943)	1,009
Adjusted net income (loss) attributable to Hess Corporation	$(396)	$53	$(1,113)	$1,308

The reconciliations of net cash flow provided by operating activities before working capital changes to net cash provided by (used in) operating activities are detailed on pages 8 and 9.

Hess Corporation will review fourth quarter financial and operating results and other matters on a webcast at 10 a.m. today.  For details about the event, refer to the Investor Relations section of our website at www.hess.com.

Hess Corporation is a leading global independent energy company engaged in the exploration and production of crude oil and natural gas.  More information on Hess Corporation is available at www.hess.com.

Forward-looking Statements

Certain statements in this release may constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, uncertainties inherent in the measurement and interpretation of geological, geophysical and other technical data. Estimates and projections contained in this release are based on the Company’s current understanding and assessment based on reasonable assumptions. Actual results may differ materially from these estimates and projections due to certain risk factors discussed in the Corporation’s periodic filings with the Securities and Exchange Commission and other factors.

Non-GAAP financial measure

The Corporation has used non-GAAP financial measures in this earnings release.  “Adjusted net income (loss)” presented in this release is defined as reported net income (loss) attributable to Hess Corporation excluding items identified as affecting comparability of earnings between periods.  “Net cash provided by operating activities before working capital change” is defined as Cash provided by operating activities excluding changes in working capital. We believe that investors’ understanding of our performance is enhanced by disclosing these measures. These measures are not, and should not be viewed as, a substitute for U.S. GAAP net income (loss) or cash provided by operating activities. A reconciliation of reported net income (loss) attributable to Hess Corporation (U.S. GAAP) to adjusted net income (loss) as well as a reconciliation of cash provided by operating activities (U.S. GAAP) to cash provided by operating activities before working capital change are provided in the release.

For Hess Corporation

Investor Contact:

Jay Wilson

(212) 536-8940

Media Contact:

Michael Henson/Patrick Scanlan

Sard Verbinnen & Co

(212) 687-8080

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2015	2014	2015
Income Statement

Revenues and Non - operating Income
Sales and other operating revenues	$1,474	$2,557	$1,671
Other, net	(87)	(29)	18
Total revenues and non - operating income	1,387	2,528	1,689

Costs and Expenses
Cost of products sold (excluding items shown separately below)	304	511	356
Operating costs and expenses	512	483	508
Production and severance taxes	36	66	29
Exploration expenses, including dry holes and lease impairment	378	171	144
General and administrative expenses	140	164	119
Interest expense	86	82	84
Depreciation, depletion and amortization	983	875	988
Impairments	1,231	—	—
Total costs and expenses	3,670	2,352	2,228

Income (loss) from continuing operations before income taxes	(2,283)	176	(539)
Provision (benefit) for income taxes	(492)	181	(300)
Income (loss) from continuing operations	(1,791)	(5)	(239)

Income (loss) from discontinued operations, net of income taxes	(8)	(2)	(13)

Net income (loss)	(1,799)	(7)	(252)
Less: Net income (loss) attributable to noncontrolling interests	22	1	27
Net income (loss) attributable to Hess Corporation	$(1,821)	$(8)	$(279)

Cash Flow Information

Net cash provided by operating activities before working capital changes	$222	$967	$489
Changes in working capital	401	107	(207)
Net cash provided by (used in) operating activities	623	1,074	282
Net cash provided by (used in) investing activities	(909)	(1,555)	(956)
Net cash provided by (used in) financing activities	(11)	(1,195)	2,756
Net increase (decrease) in cash and cash equivalents	$(297)	$(1,676)	$2,082

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Year Ended December 31,
	2015	2014
Income Statement

Revenues and Non-operating Income
Sales and other operating revenues	$6,636	$10,737
Gains on asset sales, net	51	823
Other, net	(126)	(121)
Total revenues and non-operating income	6,561	11,439

Costs and Expenses
Cost of products sold (excluding items shown separately below)	1,294	1,719
Operating costs and expenses	2,029	2,034
Production and severance taxes	146	275
Exploration expenses, including dry holes and lease impairment	881	840
General and administrative expenses	557	588
Interest expense	341	323
Depreciation, depletion and amortization	3,955	3,224
Impairments	1,616	—
Total costs and expenses	10,819	9,003

Income (loss) from continuing operations before income taxes	(4,258)	2,436
Provision (benefit) for income taxes	(1,299)	744
Income (loss) from continuing operations	(2,959)	1,692

Income (loss) from discontinued operations, net of income taxes	(48)	682

Net income (loss)	(3,007)	2,374
Less: Net income (loss) attributable to noncontrolling interests	49	57
Net income (loss) attributable to Hess Corporation	$(3,056)	$2,317

Cash Flow Information

Net cash provided by operating activities before working capital changes	$1,892	$5,195
Changes in working capital	89	(738)
Net cash provided by (used in) operating activities	1,981	4,457
Net cash provided by (used in) investing activities	(4,206)	8
Net cash provided by (used in) financing activities	2,497	(3,835)
Net increase (decrease) in cash and cash equivalents	$272	$630

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	December 31,
	2015	2014
Balance Sheet Information

Cash and cash equivalents	$2,716	$2,444
Other current assets	1,688	3,869
Property, plant and equipment – net	26,352	27,517
Other long-term assets	3,439	4,577
Total assets	$34,195	$38,407

Current maturities of long-term debt	$86	$68
Other current liabilities	2,542	4,783
Long-term debt	6,544	5,919
Other long-term liabilities	4,622	5,317
Total equity excluding other comprehensive income (loss)	21,050	23,615
Accumulated other comprehensive income (loss)	(1,664)	(1,410)
Noncontrolling interests	1,015	115
Total liabilities and equity	$34,195	$38,407

	December 31, 2015
	Hess	Bakken Midstream	Hess Consolidated

Total debt	$5,920	$710	$6,630

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2015	2014	2015
E&P Capital and Exploratory Expenditures
United States
Bakken	$248	$564	$295
Other Onshore	72	179	70
Total Onshore	320	743	365
Offshore	257	241	199
Total United States	577	984	564

Europe	43	122	58
Africa	2	91	13
Asia and other	321	378	214
E&P Capital and Exploratory Expenditures	$943	$1,575	$849

Total exploration expenses charged to income included above	$105	$144	$79

Bakken Midstream capital expenditures	$103	$133	$88

		Twelve Months Ended
		2015	2014
E&P Capital and Exploratory Expenditures
United States
Bakken		$1,308	$1,854
Other Onshore		332	725
Total Onshore		1,640	2,579
Offshore		923	765
Total United States		2,563	3,344

Europe		298	540
Africa		161	435
Asia and other		1,020	986
E&P Capital and Exploratory Expenditures		$4,042	$5,305

Total exploration expenses charged to income included above		$289	$332

Bakken Midstream capital expenditures		$296	$301

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	Fourth Quarter 2015
	United States		International		Total

Sales and other operating revenues	$932		$542		$1,474
Other, net	(15)		(36)		(51)
Total revenues and non-operating income	917		506		1,423

Costs and Expenses
Cost of products sold (excluding items shown separately below)(c)	342		(11)		331
Operating costs and expenses	199		244		443
Production and severance taxes	32		4		36
Bakken Midstream tariffs	114		—		114
Exploration expenses, including dry holes and lease impairment	84		294		378
General and administrative expenses	60		14		74
Depreciation, depletion and amortization	602		351		953
Impairments	601		630		1,231
Total costs and expenses	2,034		1,526		3,560

Results of operations before income taxes	(1,117)		(1,020)		(2,137)
Provision (benefit) for income taxes	(234)		(190)		(424)
Net income (loss) attributable to Hess Corporation	$(883)	(a)	$(830)	(b)	$(1,713)

	Fourth Quarter 2014
	United States		International		Total

Sales and other operating revenues	$1,443		$1,114		$2,557
Other, net	—		(29)		(29)
Total revenues and non-operating income	1,443		1,085		2,528

Costs and Expenses
Cost of products sold (excluding items shown separately below)(c)	484		58		542
Operating costs and expenses	175		247		422
Production and severance taxes	53		13		66
Bakken Midstream tariffs	70		—		70
Exploration expenses, including dry holes and lease impairment	70		101		171
General and administrative expenses	83		5		88
Depreciation, depletion and amortization	462		389		851
Total costs and expenses	1,397		813		2,210

Results of operations before income taxes	46		272		318
Provision (benefit) for income taxes	36		199		235
Net income (loss) attributable to Hess Corporation	$10	(a)	$73	(b)	$83
(a)	After-tax realized net gains from crude oil hedging activities were $18 million in the fourth quarter of 2015 and $31 million in the fourth quarter of 2014.
(b)	After‑tax realized net gains from crude oil hedging activities were $37 million in the fourth quarter of 2015 and $75 million in the fourth quarter of 2014.
(c)	Includes amounts charged from the Bakken Midstream.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	Third Quarter 2015
	United States		International		Total

Sales and other operating revenues	$1,022		$649		$1,671
Other, net	46		(19)		27
Total revenues and non-operating income	1,068		630		1,698

Costs and Expenses
Cost of products sold (excluding items shown separately below)(c)	350		36		386
Operating costs and expenses	193		250		443
Production and severance taxes	28		1		29
Bakken Midstream tariffs	117		—		117
Exploration expenses, including dry holes and lease impairment	87		57		144
General and administrative expenses	47		13		60
Depreciation, depletion and amortization	622		341		963
Total costs and expenses	1,444		698		2,142

Results of operations before income taxes	(376)		(68)		(444)
Provision (benefit) for income taxes	(129)		(127)		(256)
Net income (loss) attributable to Hess Corporation	$(247)	(a)	$59	(b)	$(188)
(a)	The after-tax realized results from crude oil hedging activities amounted to a net gain of $13 million in the third quarter of 2015.
(b)	The after‑tax realized results from crude oil hedging activities amounted to a net gain of $19 million in the third quarter of 2015.
(c)	Includes amounts charged from the Bakken Midstream.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	Year Ended December 31, 2015
	United States		International		Total

Sales and other operating revenues	$4,150		$2,486		$6,636
Other, net	11		(41)		(30)
Total revenues and non-operating income	4,161		2,445		6,606

Costs and Expenses
Cost of products sold (excluding items shown separately below)(c)	1,418		(9)		1,409
Operating costs and expenses	786		978		1,764
Production and severance taxes	138		8		146
Bakken Midstream tariffs	449		—		449
Exploration expenses, including dry holes and lease impairment	255		626		881
General and administrative expenses	262		55		317
Depreciation, depletion and amortization	2,361		1,491		3,852
Impairment	986		630		1,616
Total costs and expenses	6,655		3,779		10,434

Results of operations before income taxes	(2,494)		(1,334)		(3,828)
Provision (benefit) for income taxes	(574)		(537)		(1,111)
Net income (loss) attributable to Hess Corporation	$(1,920)	(a)	$(797)	(b)	$(2,717)

	Year Ended December 31, 2014
	United States		International		Total

Sales and other operating revenues	$6,270		$4,467		$10,737
Gains on asset sales, net	69		748		817
Other, net	(26)		(20)		(46)
Total revenues and non-operating income	6,313		5,195		11,508

Costs and Expenses
Cost of products sold (excluding items shown separately below)(c)	1,737		89		1,826
Operating costs and expenses	731		1,084		1,815
Production and severance taxes	240		35		275
Bakken Midstream tariffs	212		—		212
Exploration expenses, including dry holes and lease impairment	359		481		840
General and administrative expenses	270		55		325
Depreciation, depletion and amortization	1,681		1,459		3,140
Total costs and expenses	5,230		3,203		8,433

Results of operations before income taxes	1,083		1,992		3,075
Provision for income taxes	439		550		989
Net income (loss) attributable to Hess Corporation	$644	(a)	$1,442	(b)	$2,086
(a)	After-tax realized net gains from crude oil hedging activities were $30 million for the year ended December 31, 2015 and $33 million for the year ended December 31, 2014.
(b)	After‑tax realized net gains from crude oil hedging activities amounted to $49 million for the year ended December 31, 2015 and $88 million for the year ended December 31, 2014.
(c)	Includes amounts charged from the Bakken Midstream.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2015	2014	2015
Operating Data
Net Production Per Day (in thousands)
Crude oil - barrels
United States
Bakken	78	78	82
Other Onshore	11	10	10
Total Onshore	89	88	92
Offshore	52	48	60
Total United States	141	136	152

Europe	38	40	40
Africa	52	63	50
Asia	2	2	2
Total	233	241	244

Natural gas liquids - barrels
United States
Bakken	21	16	20
Other Onshore	12	9	12
Total Onshore	33	25	32
Offshore	6	6	7
Total United States	39	31	39

Europe	1	1	1
Total	40	32	40

Natural gas - mcf
United States
Bakken	60	50	65
Other Onshore	138	60	125
Total Onshore	198	110	190
Offshore	90	74	93
Total United States	288	184	283

Europe	48	43	45
Asia and other	235	304	246
Total	571	531	574

Barrels of oil equivalent	368	362	380

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Year Ended December 31,
	2015	2014
Operating Data
Net Production Per Day (in thousands)
Crude oil - barrels
United States
Bakken	81	66
Other Onshore	10	10
Total Onshore	91	76
Offshore	56	51
Total United States	147	127

Europe	38	36
Africa	51	54
Asia	2	3
Total	238	220

Natural gas liquids - barrels
United States
Bakken	20	10
Other Onshore	12	7
Total Onshore	32	17
Offshore	6	6
Total United States	38	23

Europe	1	1
Total	39	24

Natural gas - mcf
United States
Bakken	64	40
Other Onshore	109	47
Total Onshore	173	87
Offshore	87	78
Total United States	260	165

Europe	43	36
Asia and other	282	312
Total	585	513

Barrels of oil equivalent	375	329

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2015	2014	2015
Sales Volumes Per Day (in thousands)
Crude oil - barrels	221	252	245
Natural gas liquids - barrels	41	32	40
Natural gas - mcf	572	531	574
Barrels of oil equivalent	357	373	381

Sales Volumes (in thousands)
Crude oil - barrels	20,316	23,207	22,592
Natural gas liquids - barrels	3,732	2,957	3,701
Natural gas - mcf	52,591	48,851	52,784
Barrels of oil equivalent	32,813	34,306	35,090

	Year Ended December 31,
	2015	2014
Sales Volumes Per Day (in thousands)
Crude oil - barrels	234	222
Natural gas liquids - barrels	39	24
Natural gas - mcf	584	513
Barrels of oil equivalent	371	331

Sales Volumes (in thousands)
Crude oil - barrels	85,344	80,869
Natural gas liquids - barrels	14,400	8,793
Natural gas - mcf	213,195	187,381
Barrels of oil equivalent	135,277	120,892

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2015	2014	2015
Operating Data
Average Selling Prices
Crude oil - per barrel (including hedging)
United States
Onshore	$40.48	$61.96	$40.43
Offshore	37.88	82.22	42.70
Total United States	39.52	69.20	41.33
Europe	52.81	89.44	53.49
Africa	49.99	79.55	51.98
Asia	40.89	63.91	—
Worldwide	43.73	75.34	45.66

Crude oil - per barrel (excluding hedging)
United States
Onshore	$36.93	$61.96	$37.91
Offshore	37.88	70.99	42.70
Total United States	37.28	65.19	39.81
Europe	44.49	74.58	50.12
Africa	41.98	69.99	48.60
Asia	40.89	63.91	—
Worldwide	39.40	68.05	43.43

Natural gas liquids - per barrel
United States
Onshore	$8.34	$21.26	$5.45
Offshore	13.74	23.25	12.56
Total United States	9.13	21.64	6.69
Europe	22.19	39.69	21.44
Worldwide	9.61	22.37	7.17

Natural gas - per mcf
United States
Onshore	$1.31	$2.34	$1.70
Offshore	1.37	3.09	2.37
Total United States	1.33	2.62	1.92
Europe	5.55	8.63	6.43
Asia and other	5.60	6.34	5.98
Worldwide	3.44	5.24	4.02

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Year Ended December 31,
	2015	2014
Operating Data
Average Selling Prices
Crude oil - per barrel (including hedging)
United States
Onshore	$42.67	$81.89
Offshore	46.21	95.05
Total United States	44.01	87.21
Europe	55.10	104.21
Africa	53.89	97.31
Asia	52.74	89.71
Worldwide	47.85	92.59

Crude oil - per barrel (excluding hedging)
United States
Onshore	$41.22	$81.89
Offshore	46.21	92.22
Total United States	43.11	86.06
Europe	52.37	99.20
Africa	51.57	93.70
Asia	52.74	89.71
Worldwide	46.37	90.20

Natural gas liquids - per barrel
United States
Onshore	$9.18	$28.92
Offshore	14.40	30.40
Total United States	10.02	29.32
Europe	24.59	52.66
Worldwide	10.52	30.59

Natural gas - per mcf
United States
Onshore	$1.64	$3.18
Offshore	2.03	3.79
Total United States	1.77	3.47
Europe	6.72	10.00
Asia and other	5.97	6.94
Worldwide	4.16	6.04

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

BAKKEN MIDSTREAM EARNINGS (UNAUDITED)

(IN MILLIONS)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2015	2014	2015
Income Statement

Revenues and Non-operating Income
Total revenues and non-operating income	$141	$101	$148

Costs and Expenses
Operating costs and expenses	69	61	65
General and administrative expenses	5	4	4
Depreciation, depletion and amortization	23	22	22
Interest expense	4	1	4
Total costs and expenses	101	88	95

Results of operations before income taxes	40	13	53
Provision (benefit) for income taxes	7	5	10
Net income (loss)	33	8	43
Less: Net income attributable to noncontrolling interests*	22	—	27
Net income (loss) attributable to Hess Corporation	$11	$8	$16

* - On July 1, 2015, the Corporation completed the sale of a 50 percent interest in its Bakken Midstream segment.  Our partner’s 50 percent share of net income is presented as a noncontrolling interest charge in the Bakken Midstream income statements effective from the third quarter of 2015.

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2015	2014	2015
Bakken Midstream - Operating Volumes (in thousands)

Processing
Tioga gas plant – mcf of natural gas per day	186	160	210

Export
Terminal throughput – bopd (a)	62	72	72
Tioga rail terminal crude loading – bopd (b)	42	43	47
Rail services – bopd (c)	43	41	45

Pipelines
Oil gathering – bopd	50	27	41
Gas gathering – mcf of natural gas per day	198	176	226

(a)  Volume of crude oil received at the Ramburg Truck Facility for transportation to the Tioga Rail Terminal or third party pipelines.

(b)  Volume of crude oil loaded to Hess Midstream and third party rail cars at the Tioga Rail Terminal.

(c)  Volume of crude oil transported by Hess Midstream rail cars from the Tioga Rail Terminal and third party terminals.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

BAKKEN MIDSTREAM EARNINGS (UNAUDITED)

(IN MILLIONS)

	Year Ended December 31,
	2015	2014
Income Statement

Revenues and Non-operating Income
Total revenues and non-operating income	$564	$319

Costs and Expenses
Operating costs and expenses	265	219
General and administrative expenses	14	11
Depreciation, depletion and amortization	88	70
Interest expense	10	2
Total costs and expenses	377	302

Results of operations before income taxes	187	17
Provision (benefit) for income taxes	52	7
Net income (loss)	135	10
Less: Net income attributable to noncontrolling interests*	49	—
Net income (loss) attributable to Hess Corporation	$86	$10

* - On July 1, 2015, the Corporation completed the sale of a 50 percent interest in its Bakken Midstream segment.  Our partner’s 50 percent share of net income is presented as a noncontrolling interest charge in the Bakken Midstream income statements effective from the third quarter of 2015.

	Year Ended December 31,
	2015	2014
Bakken Midstream - Operating Volumes (in thousands)

Processing
Tioga gas plant – mcf of natural gas per day	194	107

Export
Terminal throughput – bopd (a)	73	61
Tioga rail terminal crude loading – bopd (b)	47	38
Rail services – bopd (c)	43	36

Pipelines
Oil gathering – bopd	39	25
Gas gathering – mcf of natural gas per day	214	129

(a)  Volume of crude oil received at the Ramburg Truck Facility for transportation to the Tioga Rail Terminal or third party pipelines.

(b)  Volume of crude oil loaded to Hess Midstream and third party rail cars at the Tioga Rail Terminal.

(c)  Volume of crude oil transported by Hess Midstream rail cars from the Tioga Rail Terminal and third party terminals.